EXHIBIT 23.1

          CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Corinthian Colleges, Inc. Executive Deferral Plan of our report dated August 13, 2003 (except for Notes 5 and 12, as to which the date is September 3, 2003), with respect to the consolidated financial statements of Corinthian Colleges, Inc. and subsidiaries included in its Annual Report (Form 10-K/A) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.



                        /s/ ERNST & YOUNG LLP

Orange County, California
July 29, 2004